UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 14, 2007, CheckFree Corporation (“CheckFree” or the “Company”) and Mr. Randal A. McCoy, Executive Vice President of the Company and General Manager of the Company’s Software Division, mutually agreed to end Mr. McCoy’s employment with the Company. Effective as of August 24, 2007, Mr. McCoy will cease to be an Executive Vice President of CheckFree or an officer of any CheckFree subsidiary, parent, affiliate, or related entity.
     CheckFree Corporation and CheckFree Services Corporation (together “CheckFree” or the “Company”) and Mr. Randal A. McCoy, Executive Vice President of the Company and General Manager of the Company’s Software Division entered into an Individual Separation Agreement and General Release, dated as of August 14, 2007 (the “Separation Agreement”), which incorporates the terms of a letter dated August 14, 2007 from the Company to Mr. McCoy. Pursuant to the Separation Agreement, following his departure from the Company on August 24, 2007, Mr. McCoy will be entitled to receive severance equal to one year of his current salary (the “Severance Payment”). The Severance Payment will be paid in equal installments on the regular, periodic pay days of CheckFree (the “Severance Period”). In the event that Mr. McCoy finds subsequent employment during the Severance Period, the Severance Payment will terminate the pay period following the start date of his new employment. In addition to the Severance Payment, Mr. McCoy will be entitled to continue receiving benefits under the Company’s medical plan and dental plan during the Severance Period. In the event that Mr. McCoy becomes eligible for other medical or dental coverage during the Severance Period, the healthcare benefits provided by the Company will end the pay period following the effective date of such new coverage. In addition, Mr. McCoy agrees that the Severance Payments and other benefits to be received during the Severance Period will be made in lieu of any payments specified in that certain Retention Agreement between the Company and Mr. McCoy dated as of July 27, 2007 and amended as of August 2, 2007 (the “Retention Agreement”) and that the Separation Agreement terminates all rights and obligations described in the Retention Agreement.
     The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibit 10(a) and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
     (d)  Exhibits:

Exhibit
Number	Exhibit Description

10(a)	Individual Separation Agreement and General Release, dated as of August 14, 2007, by and among CheckFree Corporation, CheckFree Services Corporation and Randal A. McCoy.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation
Date: August 16, 2007	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10(a)	Individual Separation Agreement and General Release, dated as of August 14, 2007, by and among CheckFree Corporation, CheckFree Services Corporation and Randal A. McCoy.